PRESS RELEASE



Today's date:   December 10, 1997       Contact:  Bill W. Taylor
Release date:   Immediately             Exec. Vice President, C.F.O.
                                        903-586-9861



JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION OF CASH DIVIDEND
                         (NASDAQ SYMBOL - JXVL)


     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on December 9, 1997, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on January 13, 1998, to stockholders of record at close of business on December 31, 1997.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB (formerly known as Jacksonville Savings and Loan Association), that conducts business through six branches in addition to its home office operations in Jacksonville, Texas.

     As of September 30, 1997, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $233.9 million, liabilities of $200.0 million and stockholder's equity of $ 33.8 million.